Exhibit C

PHOENIX NEW MEDIA LIMITED

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS

ELECTION FORM AND RELEASE AGREEMENT

Instructions:

•                  Before you complete or return this Election Form and Release Agreement (“Election Form”), you should read the Exchange Offer dated October 21, 2016 that accompanies this Election Form.

•                  You may obtain a copy of the Exchange Offer by calling or sending an email to Ms. Xiong Na, Compensation and Benefit Senior Manager, at +86 10 60675881 or xiongna@ifeng.com. The Exchange Offer contains important information about the terms and conditions and risks of the Exchange Offer and explains many of the terms used in this Election Form.

•                  Capitalized terms that are used in this Election Form and that are not defined in this Election Form are defined in the Exchange Offer.

•                  After you have read the Exchange Offer and this Election Form, please complete this Election Form and return it to Phoenix New Media. You may return this Election Form by mail, email or hand delivery (during normal business hours) to the following addresses:

Responsible officer: Ms. Xiong Na, Compensation and Benefit Senior Manager

Address: 16th Floor, Zhongqing Building No, 4 Qiyang Road, Wangjing, Chaoyang District, Beijing, 100102, China

Email: xiongna@ifeng.com

If you choose to return the Election Form by email, you must scan the completed Election Form in its entirety and send it via email to the email address above.

•                  For additional information, it is important that you read the Exchange Offer.

•                  DEADLINE: If you wish to accept the Exchange Offer, we must receive this Election Form at the above address or email address no later than 5:00 p.m., Beijing time, on November 1, 2016, unless we extend the deadline for the Exchange Offer. If we do not receive an Election Form from you prior to this deadline, you will be deemed to have rejected the Exchange Offer.

A. Offer Election. I hereby (check the applicable box — if no election is checked, you will be deemed to have rejected the Exchange Offer and retain your Eligible Options):

☐                                   ACCEPT the Exchange Offer with respect to all of my Eligible Options. I further agree to be bound by the terms and conditions set forth in the Exchange Offer, the release and the other terms and conditions set forth in Section C of this Election Form. (Sign and return this Election Form to Phoenix New Media.)

☐                                   REJECT the Exchange Offer. My Eligible Options will remain outstanding as described in the response to Question 16 in the Summary Term Sheet of the Exchange Offer. (Sign and return this Election Form to Phoenix New Media.)

B. Signature (All Persons). I hereby represent and confirm to Phoenix New Media that:

•                  I have full power and authority to sign and deliver this Election Form and to tender any Eligible Options pursuant to the terms of the Exchange Offer;

•                  I have received and read, and I understand, the Exchange Offer and the documents referenced in the Exchange Offer, including this Election Form. The documents referenced in the Exchange Offer (including this Election Form) are collectively referred to in this Election Form as the “Exchange Offer Documents”;

•                  I have had adequate time and opportunity to ask questions of Phoenix New Media about the Exchange Offer and the Exchange Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Exchange Offer and the Exchange Offer Documents;

•                  I understand that the Exchange Offer Documents contain all of the terms of the Exchange Offer in their entirety, and that I have not relied on any other documents or oral representations from Phoenix New Media or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Exchange Offer;

•                  Phoenix New Media has not made any recommendation to me as to whether I should accept or reject the Exchange Offer, and any election to accept the Exchange Offer is wholly voluntary;

•                  the information set forth in my Individual Option Statement is correct;

•                  My election to accept or reject the Exchange Offer is correctly set forth in Section A above; and

•                  My email address is                                     and Phoenix New Media may send me any and all communications relating to the Exchange Offer at such email address.

I understand that the Exchange Offer will expire at 5:00 p.m., Beijing time, on November 1, 2016, unless Phoenix New Media subsequently extends the expiration date. The actual day and time on which the Exchange Offer will expire is referred to as the “Expiration date” in this Election Form. I understand that I may not revoke my election to accept or reject the Exchange Offer after the Election Form has been received and accepted by Phoenix New Media and that I cannot change or withdraw my election once I have submitted the Election Form unless Phoenix New Media has modified the Exchange Offer in a material manner.

I also understand that if I alter or modify this Election Form in any way (other than by checking the box corresponding to my election in Section A, providing my email address in Section B and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Phoenix New Media.

The Exchange Offer and the Exchange Offer Documents shall be governed by and construed and enforced in accordance with the laws of the state of New York.  In the event of any conflict or discrepancy between the English and Chinese versions of the Exchange Offer Documents, the English version shall prevail.

If I have accepted the Exchange Offer (as indicated in Section A of this Election Form) as to my Eligible Options, I agree to be bound by the terms and conditions of, and acknowledge that I have read and understand, the Exchange Offer, the release and other terms and conditions set forth in Section C of this Election Form, which are hereby incorporated by reference.

C. Other Terms and Conditions (For Persons Accepting the Exchange Offer Only)

By accepting the Exchange Offer (by marking such election in Section A of this Election Form), and by my signature in this Election Form, I hereby agree with Phoenix New Media as follows:

•                  Subject to all of the terms and conditions of the Exchange Offer, I hereby tender all of my Eligible Options (such exchanged options are referred to in this as “Cancelled Options”), and I agree that, subject to acceptance by Phoenix New Media, all of my Cancelled Options will automatically terminate effective upon acceptance of the Cancelled Options by Phoenix New Media;

•                  Upon acceptance of the Cancelled Options by Phoenix New Media, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Phoenix New Media and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this Election Form as “Released Persons”), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (collectively referred to in this Election Form as “Claims”), which I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled Options. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled Options. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled Options that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

•                  I have not previously assigned or transferred to any person or entity (other than Phoenix New Media) any interest in my Cancelled Options, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

•                  The Exchange Offer Documents comprise the entire agreement and final understanding concerning the Exchange Offer and my Cancelled Options, and the Exchange Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Phoenix New Media and me concerning the subject matter thereof. Phoenix New Media will not be bound by any representation, promise or agreement that is not specifically contained in the Exchange Offer Documents.

•                  Phoenix New Media reserves the right, under the circumstances set forth in the Exchange Offer, to terminate or amend the Exchange Offer, or to postpone its acceptance and cancellation of any Cancelled Options.

•                  If any provision of the Exchange Offer Documents (including this Election Form and the release) is found to be invalid, such finding will not affect the validity and enforceability of the other provisions of such documents, so long as the essential economic provisions of this Election Form and the Exchange Offer can still be given effect.

•                  I agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Election Form and the Exchange Offer and which are not inconsistent with the terms of the Exchange Offer.

This form must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified, and proper evidence of the authority of such person to act in such capacity must be submitted with this form.

SIGNATURE	PRINT NAME	DATE

FOR COMPANY USE ONLY

Accepted and Agreed on Behalf of Phoenix New Media Limited.

SIGNATURE	TITLE	DATE